FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                 CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                          Date of Report: May 22, 1998




                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)




               Registrant's telephone number, including area code:
                                 (215) 841-4000



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Item 5.  Other Events
As previously disclosed in the Company's Quarterly Report on Form 10-Q dated March 31, 1998, the Company is undergoing a Competitive Cost Review (CCR) in order to improve its efficiency, cost competitiveness and performance.

On May 22, 1998, Company management presented to the Board of Directors its comprehensive plan designed to achieve significant cost savings. Under CCR, the Company is committed to achieving savings of at least $150 million over the next few years. Savings will be realized, in part, through reductions in labor-related expenses, including the elimination of approximately 1,200 positions. The Company anticipates that it will incur a one-time charge to earnings in 1998 to recognize costs related to CCR; however, the magnitude of such charge is not known at this time.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                             PECO ENERGY COMPANY


                                                           \S\ J. Barry Mitchell
                                                         -----------------------
                                                         Vice President, Finance
                                                                   and Treasurer

May 26, 1998